Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Subramanian Sundaresh, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K/A of Adaptec, Inc. for the fiscal year ended March 31, 2009 (the “Form 10-K/A”), that the Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K/A.

Date: October 7, 2009

By:	/s/ SUBRAMANIAN SUNDARESH
Subramanian Sundaresh
Chief Executive Officer

I, Mary L. Dotz, certify to the best of my knowledge based upon a review of the Form 10-K/A, that the Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K/A.

Date: October 7, 2009

By:	/s/ MARY L. DOTZ
Mary L. Dotz
Chief Financial Officer